Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Logistic Properties of the Americas

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	Rule 457(c)	2,687,323	(2)	$6.61	(3)	$17,763,205.03	0.00015310	$2,719.55
Fees Previously Paid	—	—	—	—		—		—	—	—
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$17,763,205.03		$2,719.55
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$2,719.55

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents up to 2,687,323 Ordinary Shares newly registered herein for resale by certain selling securityholders identified in this prospectus, which were issued to such selling securityholders in connection with the business combination (the “Business Combination”).
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with in accordance with Rule 457(c) under the Securities Act, based on the average of the high ($6.75) and low ($6.47) prices of the Ordinary Shares on New York Stock Exchange American on, April 25, 2025.

Table 3: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Amount of Securities Previously Registered(1)(2)		Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Fees to Be Paid	Equity	Ordinary Shares	27,812,000	(3)	$298,979,000	F-1	File No. 333-281935	September 20, 2024

(1)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	An aggregate of 27,812,000 Ordinary Shares that were previously registered under a registration statement on Form F-1 (File No. 333-281935) (as amended and supplemented from time to time, the “Prior Registration Statement”), which was originally filed on September 5, 2024, amended by Amendment No. 1 filed on September 17, 2024, and subsequently declared effective by the SEC on September 20, 2024, and remain unsold are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 457(b) and Rule 429 under the Securities Act, no separate registration fee is payable with respect to the registration of such 27,812,000 Ordinary Shares because those shares were previously registered under the Prior Registration Statement.
(3)

No registration fee is payable in connection with the 27,812,000 Ordinary Shares, which include: (i) up to 1,500,000 Ordinary Shares held by Guadalupe Assets Inc. who purchased TWOA Class A ordinary shares in a private placement consummated in connection with the Business Combination, which shares were converted into ordinary shares on a one-for-one basis as part of the Business Combination and (ii) up to 25,408,240 Ordinary Shares issued to JREP I Logistics Acquisition, LP and 903,760 Ordinary Shares issued to Latam Logistic Equity Partners, LLC. in connection with the Business Combination. All of such shares were previously registered under the Prior Registration Statement.